For the semi-annual period ended 9/30/98
File number 811-08565

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.
     1.   Name of Issuer
          SFX Entertainment

     2.   Date of Purchase
          5/20/98

     3.   Number of Securities Purchased
               12,500

     4.   Dollar Amount of Purchase
          $540,625

     5.   Price Per Unit
               $43.25

     6.   Name(s) of Underwriter(s) or Dealer(s)
          From whom Purchased:

          Goldman, Sachs & Co.
          Bear, Sterns & Co., Inc.
          Cowens & Company
          Lehman Brothers
          Morgan Stanley Dean Witter
          Prudential Securities Incorporated